UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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PolyMedica Corporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ITEM ONE ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ITEM TWO RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM THREE POLYMEDICA CORPORATION SENIOR EXECUTIVE ANNUAL BONUS PLAN
OTHER MATTERS
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

POLYMEDICA CORPORATION
701 EDGEWATER DRIVE
WAKEFIELD, MASSACHUSETTS 01880

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on September 18, 2007

TO THE SHAREHOLDERS:

The 2007 Annual Meeting of Shareholders of PolyMedica Corporation, a Massachusetts corporation (“PolyMedica”), will be held at the Sheraton Colonial Hotel, One Audubon Road, Wakefield, Massachusetts, on Tuesday, September 18, 2007, at 9:00 a.m., local time, to consider and act upon the following matters:

1.	To elect four Class I Directors for the ensuing three years;

2.	To ratify the selection of PricewaterhouseCoopers LLP as PolyMedica’s independent accountants for the fiscal year ending March 31, 2008;

3.	To ratify the PolyMedica Corporation Senior Executive Annual Bonus Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on July 23, 2007 are entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof.

All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

Devin J. Anderson, Secretary

Wakefield, Massachusetts
July 27, 2007

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE 2007 ANNUAL MEETING OF SHAREHOLDERS OF POLYMEDICA CORPORATION IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, ENVELOPE. NO POSTAGE IS NECESSARY IF THE PROXY CARD IS MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY VOTE AT THE MEETING EVEN IF YOU HAVE PREVIOUSLY RETURNED A PROXY.

POLYMEDICA CORPORATION
701 EDGEWATER DRIVE
WAKEFIELD, MASSACHUSETTS 01880

PROXY STATEMENT

for the 2007 Annual Meeting of Shareholders
to be held on September 18, 2007

GENERAL MATTERS

The enclosed proxy is solicited by the Board of Directors (the “Board”) of PolyMedica Corporation (the “Company” or “PolyMedica”), a Massachusetts corporation, for use at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Sheraton Colonial Hotel, One Audubon Road, Wakefield, Massachusetts, on Tuesday, September 18, 2007, at 9:00 a.m., local time, and at any adjournment or adjournments of that meeting.

All proxies will be voted in accordance with the instructions contained in the applicable proxy, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before it is exercised by delivery of written revocation to the Secretary of PolyMedica, or by voting in person at the Annual Meeting.

PolyMedica’s Annual Report for the fiscal year ended March 31, 2007 is being mailed to shareholders with the mailing of this Notice and Proxy Statement on or about July 27, 2007.

A copy of PolyMedica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 as filed with the Securities and Exchange Commission on May 29, 2007, without exhibits, will be furnished without charge to any shareholder upon written request to Corporate Controller, PolyMedica Corporation, 701 Edgewater Drive, Wakefield, Massachusetts 01880.

Quorum and Vote Requirement

On July 23, 2007, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding and entitled to vote an aggregate of 22,816,696 shares of common stock of PolyMedica, $0.01 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote. An alphabetical list of the names of all PolyMedica shareholders entitled to notice of the meeting, their addresses and number of shares held by each shareholder is available for inspection by any shareholder at the Annual Meeting or at the Company’s corporate offices at 701 Edgewater Drive, Wakefield, Massachusetts 01880.

The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote on each matter presented at the Annual Meeting shall constitute a quorum for such matter. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum exists for a matter presented at the Annual Meeting.

The affirmative vote of holders of a plurality of votes cast by the shareholders entitled to vote on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and properly cast on each matter is required for the ratification of the selection of PricewaterhouseCoopers LLP as PolyMedica’s independent accountants and the approval of the PolyMedica Corporation Senior Executive Annual Bonus Plan.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, abstentions are considered to be shares present, or represented in determining whether a quorum exists on a given matter.

Revoking a Previously Delivered Proxy

A proxy that is properly submitted may be revoked at any time before it is exercised. For a shareholder “of record,” meaning one whose shares are registered in his or her own name, to revoke a proxy, the shareholder may either:

•	send another signed proxy card with a later date to the address indicated on the proxy card;

•	send a letter revoking the shareholder’s proxy to our Secretary at our principal address; or

•	attend the Annual Meeting and vote in person.

A “beneficial holder” whose shares are registered in another name, for example in “street name,” must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record directly for more information on these procedures.

Voting in Person

Shareholders that attend the Annual Meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in “street name” and you want to attend the meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on the record date. If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the meeting.

ITEM ONE
ELECTION OF DIRECTORS

PolyMedica has a classified Board consisting of four Class I Directors, three Class II Directors and four Class III Directors. After the Annual Meeting, the Class I, Class II and Class III Directors will serve until the annual meetings of shareholders to be held in 2010, 2008 and 2009, respectively, and until their respective successors are elected and qualified. At each annual meeting of shareholders, one class of directors is elected for a full term of three years to succeed the class whose term is expiring.

The persons named in the enclosed proxy will vote to elect Frank W. LoGerfo, M.D., Marcia J. Hooper, Edward A. Burkhardt and James J. Mahoney, Jr. as Class I Directors unless the authority to vote for the election of these nominees is withheld by marking the proxy to that effect. Proxies may not be voted for more than 4 nominees. Dr. LoGerfo, Ms. Hooper, Mr. Burkhardt and Mr. Mahoney are currently Class I Directors of PolyMedica.

If elected, Dr. LoGerfo, Ms. Hooper, Mr. Burkhardt and Mr. Mahoney will hold office until the 2010 Annual Meeting of Shareholders. In the event a successor is not chosen at such meeting each of these Directors will serve until their successors are duly elected and qualified. Dr. LoGerfo, Ms. Hooper, Mr. Burkhardt and Mr. Mahoney have indicated their willingness to serve if elected; however, if any of these four nominees is unable to serve, the proxies may be voted for a substitute nominee designated by the Board. It is not presently contemplated that any of the nominees will be unable to serve and the Board has no reason to believe that any of these nominees will be unable to serve if elected.

Directors and Nominees

Set forth below for each member of the Board, including the nominees, is the name, age, length of service as a Company director, information provided to the Company by each such person concerning all positions he or she holds or has held with PolyMedica, his or her principal occupation and business experience for the past five years and the names of other publicly-held companies of which he or she serves as a director. Information with respect to the number of shares of Common Stock of PolyMedica beneficially owned by him or her on July 23, 2007, and the percentage of all outstanding shares of Common Stock beneficially owned by him or her on such date, appears below under “Stock Ownership of Certain Beneficial Owners and Management.”

Nominees
To be
Directors with Terms which
expire in 2010
(Class I Directors)

Frank W. LoGerfo, M.D., age 66, has served as a director of PolyMedica since 1994.

Dr. LoGerfo is former Chief, Division of Vascular Surgery, Beth Israel Deaconess Medical Center. Dr. LoGerfo has served as William V. McDermott Professor of Surgery at Harvard Medical School since 1991. Dr. LoGerfo is a member of the Beth Israel Deaconess Medical Center Board of Trustees and serves on its Governance and Nominating Committee. Dr. LoGerfo also serves on the Medical Advisory Board of Nomir Medical Technologies, Inc., a privately held biotech company.

Marcia J. Hooper, age 53, has served as a director of PolyMedica since 1991.

Ms. Hooper was a partner at Castile Ventures from 2002 until 2007. From 1996 to 2002, she was a Vice President and Partner of Advent International Corporation. Ms. Hooper also served as General Partner of Viking Partners Capital Limited Partnership from 1994 to 1996 and as a General Partner of three venture capital funds of Ampersand Ventures from 1985 to 1993. Ms. Hooper received a Masters in Business Administration from Harvard Business School in 1985.

Edward A. Burkhardt, age 69, has served as a director of PolyMedica since May 2002.

Mr. Burkhardt serves as President of Rail World, Inc. a company he founded in 1999, and serves on the Board of Directors of several other rail operations in the U.S., Canada and Poland including Montreal, Maine and Atlantic Railway, Baltic Rail Services, San Luis Central Railroad Company and Wheeling & Lake Erie Railroad Co. Mr. Burkhardt also served as Chairman and Chief Executive Officer of Wisconsin Central Transportation Corporation and as Chairman and Chief Executive Officer of English Welsh and Scottish Railway Ltd where he led the investor group that purchased five railway operations from the British Railway Board. Mr. Burkhardt also served as Chairman of Tranz Rail Ltd.

James J. Mahoney, Jr., age 64, has served as a director of PolyMedica since November 2005 and was elected Chairman in July 2007.

Mr. Mahoney currently serves as President of the Mahoney Group, a private financial consulting firm that Mr. Mahoney founded in 2004. Prior to founding the Mahoney Group, he co-founded the venture capital and equity investment firm HLM Management Company, where he spent 20 years working with portfolio companies in technology, health care services, medical technology and business services. Mr. Mahoney has also served as general partner for Cowen & Company and as a securities analyst at Keystone Custodian Funds. Mr. Mahoney began his career in finance at Touche Ross & Company. Mr. Mahoney currently serves as a director of Aspect Medical Systems and two privately held companies. Mr. Mahoney also serves as a trustee of Blessed John XXIII National Seminary.

Board of Directors’ Recommendation

The Board of Directors believes election of Frank W. LoGerfo, M.D., Marcia J. Hooper, Edward A. Burkhardt and James J. Mahoney, Jr. as Class I Directors of the Company for the ensuing 3 years is in the best interests of PolyMedica and its shareholders and recommends a vote FOR such nominees.

Directors

Directors Whose Terms
Expire in 2008
(Class II Directors)

Samuel L. Shanaman, age 66, has served as a director of PolyMedica since November 2001, was Chairman from January 2004 to September 2005, and served as interim Chief Executive Officer from August 2002 to September 2004.

From 1990 to 1998, Mr. Shanaman served in various roles at The J. Jill Group, Inc. including President and Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, and remained on their Board of Directors until 2004. Mr. Shanaman was retired from 1998 to 2002.

Alan D. Solomont, age 58, has served as a director of PolyMedica since September 2005.

Mr. Solomont is Co-Founder of Solomont Bailis Ventures, LLC. Before establishing this firm in 1998, Mr. Solomont was Founder, Chairman, and Chief Executive Officer of The A.D.S. Group, a management, development, and consulting organization that built a network of eldercare services in New England. Presently a trustee of Tufts University, Mr. Solomont also serves on the boards of Boston Private Bank and Trust Company, Boston Medical Center, the John F. Kennedy Library Foundation and Allegiance Hospice Group, Inc.

Krishna G. Palepu, age 53, has served as a director of PolyMedica since June 2006.

Professor Palepu is the Ross Graham Walker Professor of Business Administration and Senior Associate Dean for International Development at the Harvard Business School where he has been on the faculty for over 20 years. Professor Palepu’s research focuses on strategy and governance. He is the Chair of Harvard Business School’s Middle East Initiative, and the “China CEOs” program. Professor Palepu is a coauthor of the widely used and award winning book, Business Analysis and Valuation: Text and Cases. Professor Palepu is a member of the Board of Directors of Dr. Reddy’s Laboratories and Satyam Computer Services, two leading Indian companies traded on the

New York Stock Exchange, and Brooks Automation, Inc. a NASDAQ listed company. He is also on the board of Enamics, Inc., a technology start-up, and the Harvard Business School Publishing Company, a not-for-profit enterprise owned by Harvard Business School.

Thomas O. Pyle passed away on July 18, 2007 following a long illness. Mr. Pyle served as a director of PolyMedica since June 2004 and served as Chairman of the Board of Directors from September 2005 until his passing.

Directors with Terms which
Expire in 2009
(Class III Directors)

Walter R. Maupay, Jr., age 68, has served as a director of PolyMedica since May 2002.

Mr. Maupay also served as a director of PolyMedica from 1990 through March 1995. Mr. Maupay was President of Merck & Co., Inc.’s Calgon Vestal Laboratories division from 1988 to 1994, culminating a 33-year career as an executive at Merck. He continued as President of Calgon Vestal after its sale to Bristol-Myers Squibb in 1994 where he directed Calgon Vestal’s transition and integration teams prior to retiring in 1995. Mr. Maupay currently serves as a director of SyntheMed, Inc. Mr. Maupay is the non-executive chairman of the Board at the Kensey Nash Corporation, and Cubist Pharmaceuticals, Inc.

Patrick T. Ryan, age 49, has served as a director of PolyMedica since September 2004.

Mr. Ryan joined PolyMedica in September 2004 as President, Chief Executive Officer and Director. He has been in the healthcare field since 1980, with specific experience in operations, strategic development, service, sales and finance. Most recently, Mr. Ryan served as the Chairman and Chief Executive Officer of Physicians Dialysis, Inc. From the company’s inception in 2000, Mr. Ryan led Physicians Dialysis, Inc. through several rounds of financing and created a nationwide network of 24 dialysis clinics. Physicians Dialysis was the nation’s sixth largest dialysis provider when it was acquired in September 2004. Previously, Mr. Ryan served as President and Chief Executive Officer of Principalcare Inc., a company specializing in women’s healthcare. Mr. Ryan also served as President and Chief Executive Officer of ImageAmerica Inc., a publicly-traded company that provided multi-modality medical diagnostic imaging services. Mr. Ryan has served as a director for numerous private companies and three public companies. Mr. Ryan is currently a director of two other public companies: Affiliated Managers Group, Inc. and Hillenbrand Industries, Inc.

William C. Van Faasen, age 58, has served as a director of PolyMedica since May 2005.

Mr. Van Faasen is currently Chairman of Blue Cross & Blue Shield of Massachusetts, or BCBSMA. Mr. Van Faasen served as Chief Executive Officer of BCBSMA for almost 13 years. He joined BCBSMA as Executive Vice President and Chief Operating Officer in 1990. Mr. Van Faasen began his career with Blue Cross Blue Shield of Michigan in 1972, where he held various positions in operational, marketing and healthcare affairs prior to his appointment as Senior Vice President, Operational Services, from 1988 to 1990. Mr. Van Faasen also has significant public and private company board experience, currently serving on the Boards of Directors of IMS Health, Liberty Mutual Group, and NSTAR, as well as honorary director of Greater Boston Chamber of Commerce.

CORPORATE GOVERNANCE

PolyMedica’s Board of Directors believes that good corporate governance is important to ensure that PolyMedica is managed for the long-term benefit of shareholders. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on the Company’s website at www.polymedica.com. Alternatively, you can request a copy of any of these documents by writing to Secretary, PolyMedica Corporation, 701 Edgewater Drive, Wakefield, Massachusetts 01880.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines to assist its members in the exercise of their duties and responsibilities and to serve in the best interests of the Company and its shareholders. These guidelines, which provide a framework for the conduct of the Board of Directors’ business, provide that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board of Directors shall be independent directors;

•	when the chairman of the Board of Directors is not an independent director, that the non-management members of the Board of Directors must appoint a Lead Director;

•	the non-management directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board of Directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that none of Ms. Hooper, Dr. LoGerfo, Professor Palepu, or Messrs. Burkhardt, Maupay, Mahoney, Solomont or Van Faasen has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Board of Directors Meetings and Attendance

The Board of Directors met 4 times during the year ended March 31, 2007, either in person or by teleconference. During the year ended March 31, 2007, each director attended at least 75% of the aggregate of the number of Board of Directors meetings and the number of meetings held by all committees on which he or she then served.

On November 19, 2006, the Board of Directors amended the by-laws to remove the requirement that a meeting of the Board of Directors be held immediately following the Annual Meeting of Shareholders.

Director Attendance at Annual Meeting of Shareholders

The Board of Directors does not require members to attend the Annual Meeting of Shareholders. Five members of the Board of Directors attended the 2006 Annual Meeting of Shareholders held on September 19, 2006.

Board of Directors Committees

The Board of Directors has established standing Audit, Compensation, and Nominating and Corporate Governance committees. Each committee operates under a charter that has been approved by the Board of Directors. A current copy of each committee’s charter is posted on the Corporate Governance section of the Company’s website, www.polymedica.com. In addition, the Board of Directors has established an Executive Committee and a Compliance Committee.

The Board of Directors has determined that all of the members of each of these three standing committees are independent as defined under the NASDAQ rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934 (together with the rules promulgated thereunder, the “Exchange Act”). In addition, all of the members of the Audit Committee are independent as defined by the NASDAQ rules that apply to the Company and otherwise satisfy NASDAQ’s eligibility requirements for Audit Committee membership.

Audit Committee.  The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditors;

•	overseeing the work of the Company’s independent auditors, including through the receipt and consideration of certain reports from the independent auditors;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	coordinating the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct and ethics;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 9 and 10 of this proxy statement).

The Board of Directors has determined that Ms. Hooper is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

During the fiscal year ended March 31, 2007, the Audit Committee met 9 times and the members of the committee were Ms. Hooper (Chair), Mr. Burkhardt, and Mr. Mahoney.

Compensation Committee.  The Compensation Committee’s responsibilities include:

•	annually reviewing and recommending to the Board of Directors for approval the corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation;

•	reviewing and recommending to the Board of Directors for approval the compensation level for the CEO;

•	after receiving recommendations from the CEO, reviewing and approving the compensation of the Company’s other executive officers;

•	reviewing and recommending to the Board of Directors for approval the implementation and any modifications to the Company’s equity incentive plans;

•	reviewing and recommending director compensation to the Board of Directors for approval; and

•	reviewing and recommending to the Board of Directors individual stock option and restricted stock grants which exceed the CEO’s authority to grant up to 50,000 shares of the Company common stock, in the case of stock options, and 16,667 shares of the Company common stock, in the case of restricted stock grants.

During the fiscal year ended March 31, 2007, the Compensation Committee met 4 times and the members of the committee were Mr. Mahoney, Mr. Solomont, and Mr. Van Faasen (Chair).

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;

•	reviewing and making recommendations to the Board of Directors with respect to management succession planning;

•	developing and recommending to the Board of Directors corporate governance principles; and

•	overseeing an annual evaluation of the Board of Directors.

During the fiscal year ended March 31, 2007, the Nominating and Corporate Governance Committee met 3 times and the members of the committee were Mr. Maupay (Chair), Mr. Burkhardt, Mr. Palepu and Mr. Van Faasen. Mr. Palepu joined the Nominating and Corporate Governance Committee on June 29, 2006.

Executive Committee.  PolyMedica has an Executive Committee of the Board of Directors which, among other things, is empowered to act on behalf of the Board of Directors in circumstances where prompt action is required and it is not feasible to convene a meeting of the Board of Directors. During the fiscal year ended March 31, 2007, the members of the Executive Committee were Mr. Ryan (Chair), Ms. Hooper, Dr. LoGerfo and Messrs. Maupay, Van Faasen and Pyle. The Executive Committee did not met during the fiscal year ended March 31, 2007.

Compliance Committee.  PolyMedica has a standing Compliance Committee of the Board of Directors, which among other things, oversees the Company’s compliance program and plan, to promote compliance with all federal and state laws and regulations, and the program requirements of federal and private health care programs. During the fiscal year ended March 31, 2007, the Compliance Committee held 3 meetings and the members of the committee were Dr. LoGerfo (Chair) and Messrs. Shanaman and Solomont.

There are no family relationships between or among any officers or directors of PolyMedica.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2007, the members of the Compensation Committee were Mr. Van Faasen (Chair), Mr. Solomont, and Mr. Mahoney. None of these individuals is, or has ever been an officer or employee of the Company or any of its subsidiaries.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board of Directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board of Directors.

In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all shareholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the Board of Directors to fulfill its responsibilities.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, PolyMedica Corporation, 701 Edgewater Drive, Wakefield, Massachusetts 01880. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.

Shareholders also have the right under the Company’s by-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board of Directors, by following the procedures set forth under “Deadline for Submission of Shareholder Proposals for the 2008 Annual Meeting.” Candidates nominated by shareholders in accordance with this process will not be included in the Company’s proxy card for the next annual meeting.

Professor Palepu, who was appointed to the Board of Directors in June 2006, and Mr. Mahoney, who was appointed in November 2005, were each identified as suitable candidates by current members of the Board of Directors and interviewed by the Nominating and Corporate Governance Committee prior to their nomination to, and appointment by, the full Board of Directors.

Communicating with the Independent Directors

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The Nominating and Corporate Governance Committee, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as they consider appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Nominating and Corporate Governance Committee, with the assistance of the Company’s General Counsel, consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors c/o Corporate Secretary, PolyMedica Corporation, 701 Edgewater Drive, Wakefield, Massachusetts 01880.

Code of Conduct and Ethics

The Company has adopted a written Code of Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code on its website, which is located at www.polymedica.com. In addition, the Company intends to post on its website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed PolyMedica’s audited financial statements for the fiscal year ended March 31, 2007 and discussed these financial statements with PolyMedica’s management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, PolyMedica’s independent auditors.

PolyMedica’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and the independence of the auditors from PolyMedica. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to PolyMedica which are referred to in “Independent Auditor Fees and Other Matters” is compatible with maintaining such auditors’ independence and concluded that they were.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to

PolyMedica’s Board of Directors that the audited financial statements be included in PolyMedica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

By the Audit Committee of the Board of Directors of PolyMedica:

Marcia J. Hooper, Chair
Edward A. Burkhardt
James J. Mahoney, Jr.

Stock Ownership of Certain Beneficial Owners and Management

The following tables set forth the beneficial ownership of PolyMedica’s Common Stock as of July 23, 2007:

•	by each person who is known by PolyMedica to own beneficially more than 5% of the outstanding shares of Common Stock;

•	by each director and nominee for director;

•	by each of the executive officers named in the Summary Compensation table; and

•	by all current directors and executive officers of PolyMedica as a group.

The number of shares beneficially owned by each 5% shareholder, director or executive officer is determined under rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after July 23, 2007 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares which that person or entity has the right to acquire within 60 days after July 23, 2007, are deemed to be outstanding with respect to such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following tables. The inclusion in the tables below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of July 23, 2007, there were 22,816,696 shares of Common Stock issued and outstanding.

	Number of Shares	Percentage of
	Common Stock	Common Stock
Name and Address of Outside Beneficial Owner	Beneficially Owned	Outstanding

TimesSquare Capital Management, LLC(1)	1,798,182	7.9%
Four Times Square, 25th Floor
New York, NY 10036
Bank of America Corporation(2)	1,261,087	5.5%
100 North Tryon Street, 25th Floor
Bank of America Corporate Center
Charlotte, NC 28255
Westfield Capital Management Co., LLC(3)	1,230,303	5.4%
One Financial Center, 24th Floor
Boston, MA 02111

(1)	Based solely upon a Schedule 13G filed by TimesSquare Capital Management, LLC (“TimesSquare”) on February 9, 2007 pursuant to the Exchange Act, setting forth TimesSquare’s beneficial ownership as of December 31, 2006. These shares are owned by investment advisory clients of TimesSquare. In its role are investment advisor, TimesSquare has sole voting power over 1,611,605 of these shares and sole dispositive power over all of these shares.

(2)	Based solely upon a Schedule 13G filed by Bank of America Corporation (“BOA”) on February 14, 2007 pursuant to the Exchange Act, setting forth BOA’s beneficial ownership as of December 31, 2006. BOA has sole voting power over none of these shares and sole dispositive power over all of these shares.

(3)	Based solely upon a Schedule 13G/A filed by Westfield Capital Management Co., LLC (“Westfield”) on February 9, 2007 pursuant to the Exchange Act, setting forth Westfield’s beneficial ownership as of December 31, 2006. Westfield has sole voting power over 805,481 of these shares and sole dispositive power over all of these shares.

	Number of Shares	Percentage of
	Common Stock	Common Stock
Name and Address of Inside Beneficial Owner(4)	Beneficially Owned	Outstanding

Patrick T. Ryan(5)	533,791	2.3%
Samuel L. Shanaman(8)	301,630	1.3%
Stephen C. Farrell(6)	283,557	1.2%
Keith W. Jones(7)	254,848	1.1%
Jonathan A. Starr(9)	101,738	*
Marcia J. Hooper(10)	82,763	*
Walter R. Maupay, Jr.(11)	80,827	*
Frank W. LoGerfo, M.D.(12)	75,187	*
Devin J. Anderson(13)	62,176	*
Edward A. Burkhardt(14)	42,802	*
William C. Van Faasen(15)	9,187	*
Alan D. Solomont(16)	7,187	*
James J. Mahoney, Jr.(17)	6,542	*
Krishna G. Palepu(18)	3,075	*
All current directors and executive officers as a group (15 persons)(19)	1,845,310	7.2%

*	Represents holdings of less than one percent.

(4)	The address of each director and officer is c/o PolyMedica Corporation, 701 Edgewater Drive, Wakefield, MA 01880.

(5)	Includes 359,375 shares issuable upon exercise of outstanding stock options held by Mr. Ryan that are exercisable within 60 days after July 23, 2007, and 161,750 shares of restricted stock with terms which restrict the sale or transfer of the shares until they shares vest.

(6)	Includes 215,750 shares issuable upon exercise of outstanding stock options held by Mr. Farrell that are exercisable within 60 days after July 23, 2007, and 66,393 shares of restricted stock with terms which restrict the sale or transfer of the shares until they vest.

(7)	Includes 187,500 shares issuable upon exercise of outstanding stock options held by Mr. Jones that are exercisable within 60 days after July 23, 2007 and 66,393 shares of restricted stock with terms which restrict the sale or transfer of the shares until they vest.

(8)	Includes 680 shares held by Mr. Shanaman’s spouse, 255,000 shares issuable upon exercise of outstanding stock options held by Mr. Shanaman that are exercisable within 60 days after July 23, 2007, and 2,385 shares of restricted stock whose terms restrict the sale or transfer of the shares until October 19, 2008.

(9)	Includes 82,389 shares issuable upon exercise of outstanding stock options held by Mr. Starr that are exercisable within 60 days after July 23, 2007, and 19,057 shares of restricted stock with terms which restrict the sale or transfer of the shares until they vest.

(10)	Includes 60,250 shares issuable upon exercise of outstanding stock options held by Ms. Hooper that are exercisable within 60 days after July 23, 2007, and 2,385 shares of restricted stock whose terms restrict the sale or transfer of the shares until October 19, 2008.

(11)	Includes 490 shares held by Mr. Maupay’s spouse and 40,000 shares issuable upon exercise of outstanding stock options held by Mr. Maupay that are exercisable within 60 days after July 23, 2007, and 2,385 shares of restricted stock whose terms restrict the sale or transfer of the shares until October 19, 2008.

(12)	Includes 65,000 shares issuable upon exercise of outstanding stock options held by Dr. LoGerfo that are exercisable within 60 days after July 23, 2007, and 2,385 shares of restricted stock whose terms restrict the sale or transfer of the shares until October 19, 2008.

(13)	Includes 46,372 shares issuable upon exercise of outstanding stock options held by Mr. Anderson that are exercisable within 60 days after July 23, 2007, and 14,890 shares of restricted stock with terms which restrict the sale or transfer of the shares until they vest.

(14)	Includes 35,000 shares issuable upon exercise of outstanding stock options held by Mr. Burkhardt that are exercisable within 60 days after July 23, 2007, and 2,385 shares of restricted stock whose terms restrict the sale or transfer of the shares until October 19, 2008.

(15)	Includes 4,000 shares issuable upon exercise of outstanding stock options held by Mr. Van Faasen that are exercisable within 60 days after July 23, 2007, and 2,385 shares of restricted stock whose terms restrict the sale or transfer of the shares until October 19, 2008.

(16)	Includes 2,385 shares of restricted stock whose terms restrict the sale or transfer of the shares until October 19, 2008.

(17)	Includes 2,385 shares of restricted stock whose terms restrict the sale or transfer of the shares until October 19, 2008.

(18)	Includes and 2,385 shares of restricted stock whose terms restrict the sale or transfer of the shares until October 19, 2008.

(19)	Includes 1,350,636 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days after July 23, 2007, and 349,948 shares of restricted stock whose terms restrict the sale or transfer of the shares.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under PolyMedica’s equity compensation plans as of March 31, 2007:

(c)
	(a)		(b)		Number of Securities Remaining
	Number of Securities to		Weighted-Average		Available for Future Issuance
	be Issued Upon Exercise		Exercise Price of		Under Equity Compensation
	of Outstanding Options,		Outstanding Options,		Plans (Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights		Reflected in Column(a))

Equity compensation plans approved by security holders(1)	2,883,051	(2)	$30.69	(2)	1,647,535	(3)
Equity compensation plans not approved by security holders

Total	2,883,051		$30.69		1,647,535

(1)	Consists of the following Company equity compensation plans: 1992 Employee Stock Purchase Plan (the “1992 ESPP”), 1998 Stock Incentive Plan, the 2000 Stock Incentive Plan (the “2000 Plan”), and the 2001 Employee Stock Purchase Plan (the “2001 ESPP”). Shares of Common Stock are available for issuance only under the 1992 ESPP, the 2000 Plan, and the 2001 ESPP.

(2)	Excludes 136,307 shares issuable under the 1992 ESPP and the 2001 ESPP in connection with the current and future offering periods; such shares are included in column (c) of the table.

(3)	Includes 1,511,228 shares available for issuance pursuant to the 2000 Plan. The 2000 Plan provides for the issuance of incentive stock options, non-qualified stock options, restricted stock and unrestricted stock to PolyMedica’s employees, officers, directors, consultants and advisors. The amount of restricted stock which may be issued is limited to 1,287,613 shares of which 878,308 are available for future issuances. Also includes 136,307 shares issuable under the 1992 ESPP and the 2001 ESPP in connection with the current and future offering periods.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This compensation discussion and analysis describes the material elements of compensation awarded to each of our executive officers who are identified in the Summary Compensation Table on page 17 (the “named executive officers”). We also discuss certain material changes to compensation programs that took place after the end of our fiscal year on March 31, 2007.

Compensation Program Objectives and Philosophy

The objective of our executive compensation program is to recruit, retain and reward senior executives who can lead the growth of our business. More specifically, our compensation program has three objectives:

•	Encourage strong team and individual performances and the achievement of our immediate and long-term business objectives;

•	Attract, develop and retain superior executive talent and align the interests of our executives and our shareholders; and

•	Comply with all laws, regulations and ethical demands of our business.

We design our compensation programs to attract, retain, and motivate talented people. Our overall executive compensation philosophy is that pay should be competitive with our relevant market for executive talent, be performance-based, vary with the attainment of specific objectives and be closely aligned with the interests of PolyMedica’s shareholders. The core principles of PolyMedica’s executive compensation program include:

•	Pay-for-performance: The Compensation Committee structures executive compensation programs to balance annual and long-term corporate objectives, including specific measures which focus on financial performance, operational objectives, and stock price appreciation, with the goal of fostering shareholder value creation in the short and long-term.

•	Pay competitively: The Compensation Committee believes in positioning executive compensation at competitive levels necessary to attract and retain exceptional leadership talent. An individual’s performance and importance to PolyMedica can result in that individual’s total compensation being higher or lower than PolyMedica’s targeted pay levels.

•	Create an ownership culture: The Compensation Committee believes that using compensation to instill an ownership culture effectively aligns the interests of management and the shareholders. As such, the Compensation Committee designs equity-based compensation, including stock options, time-based restricted shares (“restricted shares”), and performance-based restricted shares (“performance shares”) to provide incentives for our executive officers to enhance shareholder value.

Independent Compensation Consultant

The Compensation Committee has the authority to retain, pay and terminate any independent, third-party compensation consultant without obtaining approval of the board of directors. In fiscal year 2006, the Compensation Committee retained Mercer Human Resources Consulting, an independent consultant, to advise the Compensation Committee on the compensation of our executive officers. Mercer was also retained in connection with the negotiation of Mr. Ryan’s employment agreement dated October 14, 2005 as well as equity grants to the Company’s executive officers that fiscal year. In fiscal year 2007, Mercer was retained to review the targets and metrics for fiscal 2007 executive bonuses, equity grants for the Chief Executive Officer, and certain amendments to his employment agreement. Following fiscal year 2007, in accordance with its authority, the Compensation

Committee engaged DolmatConnell & Partners, Inc. as independent outside compensation consultant to advise them on matters related to executive officer compensation.

The consultant’s assignments are determined by the Chairman of the Compensation Committee. The scope of DolmatConnell’s work with PolyMedica includes recommendations with respect to the peer group of companies to be used for benchmarking compensation, the preparation of a market analysis of executive officer compensation using this peer group, and assistance in drafting the Compensation Discussion and Analysis disclosed in this filing.

Roles of Executives in Establishing Executive Compensation

Patrick T. Ryan, our Chief Executive Officer is actively involved in the executive compensation process. Mr. Ryan reviews the performance of each of the executive officers (other than his own performance) and recommends to the Compensation Committee base salary levels and bonus and long-term incentive awards for the management team. He provides the Compensation Committee with both short and long-term recommended financial and non-financial performance goals for our company that are used in our cash incentive plans to link pay with performance. Mr. Ryan works with the Compensation Committee’s designated consultants to develop the recommended base salary levels, bonus levels and long-term incentive awards, and provides analysis to the Compensation Committee on the ability of the executive compensation program to attract, retain, and motivate our executive team. Mr. Ryan reports his findings to the Compensation Committee, but does not participate in the Compensation Committee’s executive sessions.

Compensation Benchmarking

In designing our compensation program, the Compensation Committee gathers a wide range of data on the compensation practices of comparable companies and considers various measures for use in evaluating individual and corporate performance.

The Compensation Committee uses benchmark data primarily to ensure that the executive compensation program as a whole is competitive with the marketplace when the company achieves its performance targets. The Compensation Committee does not apply formulas or assign factors specific mathematical weights in setting individual compensation; instead, they exercise judgment and discretion. Similarly, the company does not maintain a formalized compensation philosophy targeting compensation at a specific position as compared to the market.

Following fiscal year 2007, the Compensation Committee engaged DolmatConnell & Partners, Inc. to develop a peer group for use in benchmarking compensation going forward. The companies that comprise PolyMedica’s peer group were selected based on the following five criteria:

1. companies that an outsider, with no knowledge of PolyMedica’s internal deliberations on the topic, would agree offer reasonable comparisons for pay and performance purposes;

2. companies that generally overlap, but may not be identical to, PolyMedica’s labor market for talent;

3. companies with revenues of roughly one-half to two times PolyMedica’s revenue, of which approximately 50% have higher revenue 50% have lower revenue than PolyMedica, with modest exceptions;

4. companies whose business model, characteristics, growth potential, and human capital intensity are similar, but not necessarily identical, to those of PolyMedica; and

5. public companies based in the United States whose compensation and firm financial data are available in proxy statements and Form 10-K filings.

Based upon these criteria, the Compensation Committee selected the following peer group of companies in July 2007:

Amedisys, Inc.	Lincare Holdings, Inc.
Apria Healthcare Group, Inc.	Matria Healthcare, Inc.
Gentiva Health Services, inc.	PSS World Medical, Inc.
Healthways, Inc.	Radiation Therapy Services, Inc.
Health Extras, Inc.
Invacare Corp.

Overall, the actual market position of PolyMedica for its executive officer compensation in fiscal year 2007 approximated the 50th percentile of this peer group for base salaries, trailed the 25th percentile for total actual cash compensation (base salary plus actual bonuses paid), trailed the 25th percentile for long-term incentives, and trailed the 25th percentile for total actual direct compensation (base salary plus actual bonus plus long-term incentives).

Elements of Executive Compensation

Our approach is to use a mix of cash and equity compensation that the Compensation Committee believes encourages a balance between achieving annual financial results and the long-term health and growth of our business.

Base Salary

Salary is used to provide a level of income which we believe is necessary to attract and retain skilled employees. The salary level of our named executive officers was initially set under the terms of their employment agreements. However, the Compensation Committee adjusts salaries based on its assessment of each executive’s individual performance, potential, scope of responsibilities, experience, and the evolving market for executives among our peers. In fiscal year 2007, the named executive officers each received a 3% increase in their base salary.

Short-Term Incentive Plan (Non-Equity Incentive Plan)

Our short-term incentives help us achieve the objective of encouraging strong individual performance by rewarding the immediately discernable contributions which provide the building blocks for success in later years.

These cash awards are equal to a portion of base salary on completion of certain individual goals and objectives, our overall financial performance (currently measured by earnings per share), and the satisfaction of annual compliance standards relative to our status as a Medicare provider. We believe these metrics provide an accurate reflection of our success in growing the business, increasing shareholder value and operating the business with integrity.

While the usual target for our executive’s short-term incentives is between 60% and 100% of base salary, it is possible that exceptional individual and corporate performance could result in awards between 130% and 200% of base salary. It is also possible that no bonus would be paid if corporate and individual performance did not meet minimum criteria for award payout, as occurred in fiscal 2007.

Long-Term Incentive Compensation

The long-term incentive portion of our compensation program is implemented through the periodic grant of stock options, restricted shares, and performance shares. We prefer equity grants for this purpose because it promotes a long-term perspective of business development, but also keeps our executives focused on increasing shareholder value.

We normally use two forms of equity compensation: stock options and restricted shares. Equity compensation is typically granted at the date of hire, on a change of employment status, such as a promotion or entry into a new employment agreement, or at the Compensation Committee’s discretion after the March fiscal year end. The exercise prices for our stock options are set equal to the closing market price on the day they are granted. The Compensation Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.

Our options generally vest over a four year period with no vesting until the end of the first year. For the executive to realize any value from the option, our stock price must increase and the executive must remain employed until the options vest. While the Compensation Committee has the authority to alter the terms of a grant, it has not done so with any currently outstanding grant. We believe the structure of our options encourages executives to remain with us and focus on shareholder value creation. Likewise, our restricted stock generally vests over a four year period.

Recent grants of performance shares to our Chief Executive Officer and Chief Operating Officer do not begin vesting until our share price reaches $50.00 per share. The Compensation Committee believes this arrangement provides a clear performance target.

The number of shares to be granted to each participant generally reflects the executive officer’s responsibilities and contributions to the achievement of our business plan and goals. This process takes into account the equity holdings from previous awards as well as the targeted future holdings for each executive. This is done to align the financial interests of our executives explicitly with the interests of a long term owner of our public equity. As a result, we do not have a target cash value for our equity grants and generally do not consider stock appreciation in setting base salary or evaluating increases in cash compensation.

Our named executive officers all have provisions in their employment agreements which accelerate the vesting of their equity grants if we undergo a change-in-control. We believe that accelerated vesting is necessary to offer a competitive compensation package, to align the interests of management and shareholders and encourage an objective outlook on any potential acquisitions. The Compensation Committee believes that the current level of accelerated vesting would not have a material impact on any change-in-control transaction. The details of what events trigger accelerated vesting, and the expected cost to the company, are described below at “Potential Payments on Termination or Change-in-Control”

Deferred Compensation

Our Executive Savings Plan allows a select group of our senior management to elect to defer up to 25% of their base salary and up to 100% of any cash bonus. Deferred amounts are credited to an in-service account for the executive’s benefit or to a retirement account, at their election.

We contribute additional amounts to the executive’s accounts. We will credit an amount equal to the compensation deferred by an executive to that executive’s account under the Executive Savings Plan, up to an amount that is the lesser of 3% of the amount by which the executive’s compensation for the plan year exceeds the compensation limit under Section 401(a)(17) of the Internal Revenue Code for the plan year or 50% of the executive’s deferrals for the plan year. With respect to certain executives, the Company will further credit to such executive’s account an employer contribution equal to 6.2% of the excess, if any, of the executive’s annual compensation over the Social Security wage base for that year. We may also make voluntary contributions, although we have not done so in the past 3 fiscal years.

This plan provides a mechanism for our executives to save on a tax deferred basis and allows the Company to make retirement contributions consistent with its broader compensation practices. As there is no executive pension plan, the Compensation Committee believes this is a fair alternative at a reasonable cost to the Company.

Report of the Compensation Committee

The Compensation Committee establishes and oversees the design and function of PolyMedica’s executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in PolyMedica’s Proxy Statement for the 2007 Annual Meeting.

Compensation Committee

William C. Van Faasen, Chair
James J. Mahoney, Jr.
Alan D. Solomont

Section 162(m) of the Internal Revenue Code

The Securities and Exchange Commission requires that we comment in this report on our policy with respect to Section 162(m) of the Internal Revenue Code, which limits our tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly compensated executive officers at the end of any fiscal year unless the compensation qualifies as “performance-based compensation.” On May 3, 2007, the Board of Directors adopted the PolyMedica Corporation Senior Executive Annual Bonus Plan in an effort to ensure that compensation in excess of $1 million is deductible by our company while simultaneously providing our executive officers with appropriate rewards for their performance. However, the Compensation Committee may, its judgment, authorize compensation payments which are not deductible under Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

SUMMARY COMPENSATION TABLE FOR THE FISCAL YEAR ENDED MARCH 31, 2007

							Change in
						Non-Equity	Pension Value
						Incentive	and Non-
				Stock	Option	Plan	Qualified	All Other
		Salary	Bonus	Awards	Awards	Compensation	Deferred Comp	Compensation	Total
Name and Principal Position	Year	$	$(1)	$(2)	$(3)	$(4)	Earnings	$(5)	$
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Patrick T. Ryan	2007	696,713	0	805,477	1,934,247	0	0	124,493	3,560,930
Chief Executive Officer and Director
Stephen C. Farrell	2007	395,299	0	433,035	1,233,043	0	0	74,335	2,135,712
President
Keith W. Jones	2007	334,563	0	171,406	959,647	0	0	122,989	1,588,605
Chief Operating Officer
Devin J. Anderson	2007	257,356	0	72,190	259,090	0	0	40,852	629,488
Executive Vice President, General Counsel and Secretary
Jonathan A. Starr	2007	251,769	0	108,267	388,607	0	0	12,558	761,201
Executive Vice President, Chief Financial Officer

(1)	For the fiscal year ending March 31, 2007, no executive officers earned Short Term Incentive Plan compensation that would be classified as “Bonus” payments in the Summary Compensation Table.

(2)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2007, in accordance with FAS 123(R) of awards pursuant to the Long-Term Stock Grant Program and the Stock Award Program and thus may include amounts from awards granted in and prior to fiscal year 2007. Assumptions used in the calculation of these amounts are included in Note O to the

Company’s audited financial statements for the fiscal year ended March 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 29, 2007.

(3)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2007, in accordance with FAS 123(R) of awards pursuant to the Stock Option Program and thus include amounts from awards granted in and prior to fiscal year 2007. Assumptions used in the calculation of this amount are included in Note O to the Company’s audited financial statements for the fiscal year ended March 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 29, 2007.

(4)	For the fiscal year ending March 31, 2007, no executive officers earned Short Term Incentive Plan compensation that would be classified as “Non-Equity Incentive Plan Compensation” payments in the Summary Compensation Table.

(5)	The amounts shown in the “All Other Compensation” column consist of the following:

		Deferred	Supplemental
	401(k)	Compensation	Life Insurance		Tax/Estate
Name	Match	Credits	Premiums	Relocation	Planning	Automobile	Total

Patrick T. Ryan	$6,710	$101,323	$1,398	$0	$5,174	$9,888	$124,493
Stephen C. Farrell	6,693	51,761	810	0	1,105	13,966	74,335
Keith W. Jones	6,679	41,907	591	56,717	1,750	15,345	122,989
Devin J. Anderson	7,661	22,039	431	0	0	10,721	40,852
Jonathan A. Starr	6,697	5,443	418	0	0	0	12,558

Grants of Plan-Based Awards

		Estimated Future Payouts			Estimated Future Payouts
		Under Non-Equity Incentive			Under Equity Incentive			Grant Date Fair
		Plan Awards(1)			Plan Awards(2)			Value of Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Option Awards
Name and Principal Position	Grant Date	($)	($)	($)	(#)	(#)	(#)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(l)

Patrick T. Ryan	7/25/2006				N/A	133,000	N/A	$4,008,620
Chief Executive	N/A	$351,745	$703,490	$1,406,980
Officer and Director
Stephen C. Farrell	N/A	$197,767	$395,535	$791,070
President
Keith W. Jones	N/A	$167,375	$334,750	$669,500
Chief Operating Officer
Devin J. Anderson	N/A	$51,500	$103,000	$206,000
Executive Vice President, General Counsel and Secretary
Jonathan A. Starr	N/A	$100,000	$200,000	$400,000
Executive Vice President, Chief Financial Officer

(1)	These values represent amounts which could have been earned as Short Term Incentive Plan compensation. No payments were made for the fiscal year ended March 31, 2007.

(2)	Of the 133,000 Shares, 33,250 shall be vest on the first anniversary of the date on which the company’s common stock trades publicly for at least $50.00 per share on a public exchange or market (the “Initial Vesting Date”). Following the Initial Vesting Date, the remaining 99,750 Shares shall vest in twelve (12) equal installments at the end of each successive calendar quarter until such time as all Shares shall have vested (the “Final Vesting Date”). If the Initial Vesting Date shall not have occurred by July 25, 2011, all shares shall be deemed forfeited in their entirety.

(3)	Represents the grant date fair value of the award determined in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note O to PolyMedica Corporation’s audited financial statements in the 2007 Form 10-K

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive	Market or
				Equity					Plan	Payout
				Incentives					Awards:	Value of
				Plan					Number of	Unearned
		Number of	Number of	Awards # of				Market	Unearned	Shares or
		Securities	Securities	Securities				Value of	Shares or	Other
		Underlying	Underlying	Underlying	Option		Number of	Shares of	Other	Rights
		Unexercised	Unexercised	Unexercised	Exercise	Option	Shares of	Stock Not	Rights	Not
		Options (#)	Options (#)	Unearned	Price	Expiration	Stock Not	Vested	Not Vested	Vested
Name and Principal Position	Grant Date	Exercisable	Unexercisable	Options (#)	$	Date	Vested (#)	($)	(#) (1)	($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Patrick T. Ryan	9/27/2004	206,250	93,750		29.82	9/27/2014
Chief Executive	3/18/2005	103,125	46,875		32.26	3/18/2015
Officer and Director	3/18/2005						4688	198,443
	10/14/2005	18,750	31,250		33.13	10/14/2015
	7/25/2006								133,000	5,629,890
Stephen C. Farrell	3/31/2003	1,376	0		15.225	3/31/2013
President	6/30/2003	1,562	782		22.93	6/30/2013
	9/30/2003	10,937	1,563		26.50	9/30/2013
	12/31/2003	1,563	2,344		26.30	12/31/2013
	1/13/2004	81,250	18,750		27.83	1/13/2014
	3/31/2004	9,375	3,125		26.80	3/31/2014
	11/12/2004	37,500	22,500		34.75	9/30/2014
	5/27/2005	52,500	52,500		34.70	5/27/2015	50,000	2,116,500
Keith W. Jones	2/9/2005	168,750	131,250		34.85	2/9/2015
Chief Operating	3/9/2006								50,000	2,116,500
Officer
Devin J. Anderson	1/17/2003	2,250	0		13.75	1/17/2013
Executive Vice	3/31/2003	1,883	0		15.225	3/31/2013
President, General	6/30/2003	2,881	219		22.93	6/30/2013
Counsel and	9/30/2003	3,062	438		26.50	9/30/2013
Secretary	12/31/2003	2,843	657		26.30	12/31/2013
	3/31/2004	2,625	875		26.80	3/31/2014
	6/30/2004	2,062	938		31.04	6/30/2014
	9/30/2004	1,875	1,125		30.80	9/30/2014
	10/15/2004	8,750	5,250		32.32	10/15/2014
	11/12/2004	8,750	5,250		34.75	11/12/2014
	12/31/2004	1,687	1,313		37.29	12/31/2014
	3/31/2005	1,500	1,500		31.76	3/31/2015
	5/27/2005	8,750	8,750		34.70	5/27/2015	8,333	352,736
Jonathan A. Starr	1/17/2003	10,500	0		13.75	1/17/2013
Executive Vice	3/31/2003	5,000	0		15.225	3/31/2013
President, Chief	6/30/2003	3,750	375		22.93	6/30/2013
Financial Officer	9/30/2003	3,750	750		26.50	9/30/2013
	12/31/2003	4,875	1,125		26.30	12/31/2013
	3/31/2004	4,500	1,500		26.80	3/31/2014
	6/30/2004	3,437	1,563		31.04	6/30/2014
	9/30/2004	3,125	1,875		30.80	9/30/2014
	11/12/2004	18,750	11,250		34.75	11/12/2014
	12/31/2004	2,812	2,188		37.29	12/31/2014
	3/31/2005	2,500	2,500		31.76	3/31/2015
	5/27/2005	13,125	13,125		34.70	5/27/2015	12,500	529,125

(1)	These are performance shares granted to Mr. Ryan and Mr. Jones which do not vest until our share price reaches $50.00 per share

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Number of
	Number of	Value	Shares	Value
	Shares Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name and Principal Position	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Patrick T. Ryan	0	0	3,750	151,374
Stephen C. Farrell	72,811	1,783,650	0	0

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions in	Earnings	Withdrawals/	Balance at
	in Last FY	Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Patrick T. Ryan	135,967	101,323	45,213	—	443,047
Stephen C. Farrell	28,678	51,761	40,405	—	441,106
Keith W. Jones	22,244	41,907	13,017	—	122,539
Devin J. Anderson	9,287	22,039	4,989	—	58,322
Jonathan A. Starr	10,886	5,443	2,495	—	37,168

Potential Payments on Termination or Change-in-Control

Chief Executive Officer — Patrick T. Ryan

There are two circumstances which trigger special payments or benefits for Mr. Ryan: (i) a termination of his employment by the Company without cause or his resignation for good reason or (ii) termination of his employment without cause or his resignation for good reason within 2 years after a change of control.

Termination without Cause or Resignation for Good Reason

If Mr. Ryan’s employment is terminated without cause or he resigns for good reason during the term of his employment agreement, he will receive a payment equal to his accrued compensation plus twice the sum of his highest base salary and 150% of his target bonus for the year in which his employment terminated, and he will be entitled to a continuation of certain employee benefits for up to 18-months following employment termination. To obtain these benefits, Mr. Ryan must sign a general release of claims and comply with his agreement not to compete with PolyMedica for two years following the termination of his employment.

A Change in Control

On a change in control, each outstanding stock option held by Mr. Ryan will become immediately exercisable in full and each outstanding restricted stock award will become fully vested.

If Mr. Ryan’s employment is terminated without cause or Mr. Ryan resigns for good reason within 2 years following a change in control, in addition to any other post-termination benefits which any officer is eligible to receive under any plan or program of PolyMedica, Mr. Ryan will receive a lump sum payment and he will be entitled to a continuation of certain employee benefits for up to 18-months. The lump sum payment will consist of any accrued compensation plus a payment equal to 2.99 times the sum of his highest base salary and 150% of his target bonus for the year in which his employment terminates. The amount of these severance benefits will be reduced by an amount necessary to avoid triggering any penalty taxes under Section 280(g) of the Internal Revenue Code of 1996, as amended (the “Code”) if the severance benefits are less than 3.3 times the “base amount” under Section 280(g). If the severance benefits exceed 3.3 times such Section 280(g) “base amount” the Company will make an additional payment to Mr. Ryan equal to any additional taxes imposed by Section 4999 of the Code and any taxes owed on the additional payment. To obtain these benefits, Mr. Ryan must sign a general release of claims and comply with his agreement not to compete with PolyMedica for two years following the termination of his employment.

Stephen C. Farrell, Keith W. Jones, and Devin J. Anderson

There are two circumstances which trigger special payments or benefits for Messrs. Farrell, Jones and Anderson: (i) a termination of his employment by the Company without cause or his resignation for good reason or (ii) termination of his employment without cause or his resignation for good reason within 2 years after a change of control.

Under the terms of their employment agreements, if any of these officers is terminated without cause or such officer resigns for good reason, he will receive a lump sum payment equal to twice the sum of his highest base salary and 100% of his target bonus for the year in which his employment terminates, and he will be entitled to a continuation of certain employee benefits for up to 18-months following employment termination. If such a termination or resignation occurs within two years of a change in control of PolyMedica, the amount of severance benefits payable to the officer will be reduced by an amount necessary to avoid triggering any penalty taxes under Section 280(g) of the Code if the severance benefits are less than 3.3 times the “base amount” under Section 280(g). If the severance benefits exceed 3.3 times such Section 280(g) “base amount” the Company will make an additional payment to the officer equal to any additional taxes imposed by Section 4999 of the Code and any taxes owed on the additional payment. On a change in control, each outstanding stock option held by such officer will become immediately exercisable in full and each outstanding restricted stock award will become fully vested.

Each of Messrs. Farrell, Jones, and Anderson has also agreed not to compete with PolyMedica for three years following termination of his employment.

Jonathan A. Starr

There are two circumstances which trigger special payments or benefits for Mr. Starr: a termination of his employment by PolyMedica without cause or upon a change of control of PolyMedica. Under the terms of his employment agreement, if Mr. Starr is terminated without cause, he will (i) receive a lump sum payment equal to 150% of his highest base salary during the prior three year period, payable in eighteen (18) equal monthly installments after such termination, and (ii) he will be entitled to a continuation of certain employee benefits during the 18-month period following the termination of his employment. On a change of control, each of Mr. Starr’s outstanding stock options will become immediately exercisable in full and each outstanding restricted stock award will become fully vested.

Current Estimated Potential Payments on Termination or Change in Control

The table below reflects the amount of compensation payable to the CEO and each of PolyMedica’s other named executive officers in the event of termination following a change in control of such officer’s employment. The amounts shown assume that such termination was effective as of March 31, 2007. These figures are estimates of the amounts which would be paid to the officers upon their termination. The actual amounts to be paid can only be determined at the time of such executive officer’s separation from PolyMedica.

CHANGE IN CONTROL AND SEVERANCE COMPENSATION
ARRANGEMENTS IN EFFECT
AS OF MARCH 31, 2007

			Acceleration of
			Equity Awards
	Cash	Continuation of	(Unrecognized		Total
	Severance	Medical / Welfare	Expense as of	Excise Tax	Termination
	Payment	Benefits	3/31/07)	Gross-Up	Benefits
	($)(1)	($)	($)(2)	($)(3)	($)

Patrick Ryan
• Voluntary Retirement	0	0	0	0	0
• Involuntary Termination	3,517,450	38,650	0	0	3,556,101
• Termination after change in control	5,258,588	38,650	8,264,889	5,569,866	19,131,993
Keith Jones
• Voluntary Retirement	0	0	0	0	0
• Involuntary Termination	1,658,027	37,693	0	0	1,695,720
• Termination after change in control	1,658,027	37,693	3,993,075	1,918,248	7,607,043
Stephen Farrell
• Voluntary Retirement	0	0	0	0	0
• Involuntary Termination	1,216,211	37,693	0	0	1,253,904
• Termination after change in control	1,216,211	37,693	3,509,003	0	4,762,907
Devin Anderson
• Voluntary Retirement	0	0	0	0	0
• Involuntary Termination	689,989	37,432	0	0	727,421
• Termination after change in control	689,989	37,432	735,872	368,868	1,832,161
Jonathan Starr
• Voluntary Retirement	0	0	0	0	0
• Involuntary Termination	393,000	37,406	0	0	430,406
• Termination after change in control	393,000	37,406	1,071,307	0	1,501,713

(1)	An average of the past three fiscal years bonus payments was used to estimate cash severance payments.

(2)	Stock options, restricted shares and performance shares vest in full upon a change in control.

(3)	Excise tax gross-up payments are provided by the Company for Messrs. Ryan, Jones, Farrell, and Anderson should the sum of cash, medical/welfare benefits, and acceleration of equity awards exceed 3.3 times the executive’s base amount. Assumes a 56.45% marginal tax rate for employees in Florida and a 61.75% marginal tax rate for employees in Massachusetts (35.00% federal income tax; 5.30% Massachusetts income tax; 0.0% Florida income tax; 1.45% employment tax; 20.00% 280G/4999 excise tax; excluding 6.75% FICA). Messrs. Ryan, Jones, Farrell, and Anderson are subject to the Massachusetts income tax rate while Mr. Starr is subject to the Florida state tax rate.

Changes to Post-Termination Benefits as of July 9, 2007.

On July 9, 2007, PolyMedica entered into these amendments with the Chief Executive Officer and the other named executive officers. The agreements are intended to help retain these executive officers, maintain a stable work environment and provide economic security to certain key employees in the event of termination of their employment in connection with a change in control.

Pursuant to these amendments, the definition of bonus under the original employment agreements was modified from the average bonus during the prior three-year period, under the original agreements, to the current arrangement of 100% of employee’s target bonus, 150% for the Chief Executive Officer, as established by the Compensation Committee, for that fiscal year in which the executive was terminated without cause or in which the executive terminated his employment for good reason.

Director Compensation for the Fiscal Year Ended March 31, 2007

	Fees Earned
	or Paid	Stock
	in Cash	Awards	Total
Name	($)	($)	($)

Thomas O. Pyle	$74,000	$100,003	$174,003
Edward A. Burkhardt	$59,000	$100,003	$159,003
Marcia J. Hooper	$60,000	$100,003	$160,003
Frank W. LoGerfo, M.D.	$60,000	$100,003	$160,003
James J. Mahoney, Jr.	$59,000	$100,003	$159,003
Walter R. Maupay, Jr.	$57,500	$100,003	$157,503
Krishna G. Palepu	$40,500	$100,003	$140,503
Sam Shanaman	$55,000	$100,003	$155,003
Alan D. Solomont	$59,000	$100,003	$159,003
William C. Van Faasen	$57,500	$100,003	$157,003
Daniel S. Bernstein, M.D.	$27,736	$—	$27,736

Our non-employee directors are compensated using a combination of cash fees and annual equity grants. Company employees do not receive any additional compensation for their services as directors; however we reimburse all directors for expenses incurred in attending board meetings.

Non-employee directors receive annual retainers of $50,000. There are additional retainers for additional services. The Chairman receives a $20,000 retainer, the Audit Committee and Compliance Committee chairs $10,000 each, Audit Committee and Compliance Committee members receive $5,000, other committee chairs receive $7,500, and other committee members receive $4,000.

Non-employee directors are also entitled to receive a grant consisting of restricted shares of the Company’s common stock having an aggregate value of approximately $100,000 based upon the closing price the Company’s common stock on the NASDAQ National Market on the date of issuance and containing vesting provisions whereby 100% of such shares shall vest upon the first anniversary of the Grant Date. The fiscal year 2007 grant occurred on October 19, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended requires PolyMedica’s directors, executive officers and persons who own more than ten percent of any registered class of PolyMedica’s equity securities (“reporting persons”), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of PolyMedica. Reporting persons are required by SEC regulations to furnish PolyMedica with copies of all Section 16(a) reports they file.

Based solely on its review of copies of reports filed by reporting persons of PolyMedica under Section 16(a), and written representations from such reporting persons, PolyMedica believes that all filings required to be made by reporting persons of PolyMedica were timely filed for the year ended March 31, 2007 in accordance with Section 16(a).

ITEM TWO
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers LLP (“PwC”) as PolyMedica’s independent registered public accounting firm for the current year. PwC (or one of its predecessors, Coopers & Lybrand LLP) has served as PolyMedica’s independent public accountants since 1990.

Representatives of PwC are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

If the shareholders do not ratify the selection of PwC as PolyMedica’s independent public accountants, the selection of such accountants will be reconsidered by the Board of Directors.

Board of Directors’ Recommendation

Accordingly, the Board of Directors believes ratification of the selection of PwC as PolyMedica’s independent registered public accounting firm for the current year is in the best interests of PolyMedica and its shareholders and recommends a vote FOR this proposal.

Independent Auditor Fees and Other Matters

The following table summarizes the fees of PwC, our independent auditors, billed to us for each of the last two fiscal years for audit and other services:

Fee Category	2007	2006

Audit Fees(1)	$1,137,380	$1,066,265
Audit-Related Fees(2)	190,700	26,800
Tax Fees(3)	290,390	282,970
All Other Fees(4)	4,670	23,272

Total Fees	$1,623,140	$1,399,307

(1)	Audit Fees consist of fees for an audit of our consolidated financial statements and of our internal control over financial reporting as of fiscal year-end, reviews of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to our convertible note offering, employee benefit audits and other due diligence. None of the Audit-Related Fees billed in fiscal years 2007 and 2006 related to services provided under the de minimis exception to the Audit Committee pre-approval requirements.

(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $138,010 of the total Tax Fees billed in fiscal year 2007 and $85,950 of the total Tax Fees billed in fiscal year 2006. Tax advice and tax planning services relate to assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee payroll tax research and requests for rulings or technical advice from taxing authorities. None of the Tax Fees billed in fiscal years 2007 and 2006 were provided under the de minimis exception to the Audit Committee pre-approval requirements.

(4)	All Other Fees for fiscal years 2007 and 2006 consist primarily of fees for insurance claim services. None of the All Other Fees billed in fiscal year 2007 or 2006 were provided under the de minimis exception to the Audit Committee pre-approval requirements.

Pre-Approval Policies and Procedures

The Audit Committee has the authority to approve all audit and non-audit services that are to be performed by the Company’s independent auditors. Generally, the Company may not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee (or a properly delegated subcommittee thereof). All services provided by PwC were approved by the Audit Committee prior to the engagement.

ITEM THREE
POLYMEDICA CORPORATION SENIOR EXECUTIVE ANNUAL BONUS PLAN

On May 3, 2007, the Board of Directors adopted, subject to shareholder approval, the PolyMedica Corporation Senior Executive Annual Bonus Plan, (the “Section 162(m) Plan”). This plan establishes a process for determining the amount of certain awards to senior officers under the Company’s compensation plans so as to qualify the compensation as “performance based” under regulations issued pursuant to Internal Revenue Code Section 162(m). Such performance based compensation is exempt from the deduction limitation of Section 162(m) and, thus, is fully deductible by the Company for tax purposes.

The Section 162(m) Plan does not, in itself, authorize any payments or the issuance of any shares for any award. Actual awards are made pursuant to other plans such as the 2000 Stock Incentive Plan. To ensure their deductibility under the Internal Revenue Service (“IRS”) rules, the amount of certain awards under those plans may be determined using the process set forth in the Section 162(m) Plan.

IRS regulations require that the material terms of a plan such as the Section 162(m) Plan be submitted for shareholder approval every five years. If the Section 162(m) Plan is not approved, some of the compensation paid to the Company’s senior executives may not be deductible, resulting in an additional cost to the Company.

The material terms of the Section 162(m) Plan are summarized below and a complete copy of the Section 162(m) Plan is attached as Exhibit A.

Overview

The Section 162(m) Plan requires a specific process for authorizing compensation based on the performance of individuals, business unit(s) of the Company or the Company as a whole, over a calendar year, or a longer performance period, using specific, objective performance goals for the year or period that are pre-established by the Compensation Committee of the Board of Directors. Awards for which the amount is determined by the procedures set forth in the Section 162(m) Plan are issued under the applicable Company compensation plan or program.

Eligible Employees

The Compensation Committee will designate the “covered employees” of the Company eligible to participate in the Section 162(m) Plan for each performance period. The covered employees may include the Company’s Chief Executive Officer, Chief Financial Officer and such other executives of the Company as the Compensation Committee determines.

Business Criteria

A list of business criteria on which performance goals may be based is set forth in Section 4 of the Section 162(m) Plan and includes sales or revenue, earnings per share, measurable achievement in quality, operation and compliance initiatives, objectively determinable measure of non-financial operating and management performance objectives, net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Compensation Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, dividends or other distributions, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, measurable achievement in quality and compliance initiatives, working capital, debt, debt reduction, earnings per share, price per share of stock, market share, completion of acquisitions, business expansion, product diversification and new or expanded market penetration, all as specifically defined in the plan. The Section 162(m) Plan provides the Compensation Committee flexibility to fashion performance goals as it deems appropriate to the Company’s best interests at the time.

Maximum Awards

The Section 162(m) Plan provides that the maximum compensation that may be paid to a participant in a year is $8 million.

In addition, these awards are subject to any further limitations, including per-participant limits, that may be specified in the plans under which actual awards are authorized and issued.

Process for Determining 162(m) Qualified Performance Based Awards

For each fiscal year or performance period, the Compensation Committee may select one or more performance measures and set the performance goals for these measures. The performance goals are utilized to determine the amount of any awards payable for such fiscal year or performance period under the applicable compensation plan.

Not later than 90 days after the commencement of a fiscal year or performance period, the Compensation Committee designates for the awards relating to such fiscal year or period: (i) the individuals who will be participants in the Section 162(m) Plan; (ii) the performance measures; (iii) if there is more than one performance measure, the weighting of the performance measures in determining the award; (iv) the performance goals and payout matrix or formula for each performance measure; and (v) the target dollar value of the award for each participant.

Following the end of a fiscal year or performance period, the Compensation Committee will review the Company’s performance and certify in writing the extent to which the applicable performance goals have been achieved. The Compensation Committee in its sole discretion may reduce any award to any participant to any amount, including zero, prior to the certification by resolution of the Compensation Committee of the amount of such award. The Compensation Committee may not, however, increase an award or change a performance goal once it has been established.

The Board recommends that you vote FOR this Item 3, the proposal to approve PolyMedica’s Section 162(m) Plan.

OTHER MATTERS

The Board of Directors does not know of any other matters, which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

All costs of solicitation of proxies will be borne by PolyMedica. In addition to solicitations by mail, PolyMedica’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, electronic communication, and personal interviews and PolyMedica reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and PolyMedica will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request by writing or calling the Company at the following address or phone number: PolyMedica Corporation, 701 Edgewater Drive, Wakefield, Massachusetts 01880, Attention: Investor Relations or by calling (781) 486-8111. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR THE 2008 ANNUAL MEETING

Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for its 2008 Annual Meeting of Shareholders must be received by the Secretary of the Company at the principal offices of the Company no later than March 29, 2008.

The Company’s Restated By-Laws also establish an advance notice procedure with respect to the business to be conducted at an annual meeting of shareholders. In order to be properly brought before the meeting, a notice of such business must have been received by the Secretary of the Company by the later of (i) June 27, 2008 and (ii) sixty days prior to the 2008 Annual Meeting of Shareholders. Any such notice must contain certain specified information concerning the business proposed to be brought before the meeting and the shareholder proposing to bring such business before the meeting, all as set forth in the Restated By-Laws. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective item of business shall be disregarded.

By Order of the Board of Directors,

Devin J. Anderson, Secretary

July 27, 2007

EXHIBIT A

POLYMEDICA CORPORATION
SENIOR EXECUTIVE ANNUAL BONUS PLAN

1.  Purpose.  PolyMedica Corporation (the “Company”) hereby establishes this Senior Executive Annual Bonus Plan (the “Plan”) to motivate and reward executive officers of the Company by providing for annual incentive bonuses if annual pre-established performance goals are achieved. The Plan is also intended to qualify as a performance-based compensation plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.  Administration.  The Plan shall be administered by a committee (the “Committee”) comprised exclusively of members of the Board of Directors (the “Board”) who are “outside directors” within the meaning of Code Section 162(m) and Treasury Regulation 1.162-27(c)(4). The Committee shall have the authority, subject to the provisions herein, (a) to select employees to participate in the Plan; (b) to establish and administer the performance goals and the bonus opportunities applicable to each participant and certify whether the goals have been attained; (c) to construe and interpret the Plan and any agreement or instrument entered into under or in connection with the Plan; and (e) to make all other determinations that may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.

3.  Eligibility.  Participation in the Plan will be limited to each employee of the Company that the Committee determines, in its discretion, is or may be a “covered employee” within the meaning of Code Section 162(m)(4) and Treasury Regulation 1.162-27(c)(2). The Committee, in its discretion, shall designate in writing each of those employees of the Company who shall be eligible to participate in the Plan (each, a “Covered Employee”) for any fiscal year or other accounting period selected by the Committee no later than the applicable deadline (the “Determination Date”) for the establishment of performance goals permitting the compensation payable to each such Covered Employee for such year hereunder to qualify as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e). The Committee’s designation of an employee’s eligibility to participate in the Plan shall be conclusive for the period to which the designation applies whether or not such employee is deemed a “covered employee” (within the meaning of Code Section 162(m)) at the end of such period. Designation as a Covered Employee for any period shall not entitle an employee to participate in the Plan for any other period.

4.  Performance Goals.  A Covered Employee’s bonus shall be determined based on the attainment of written performance goals established by the Committee as of the beginning of each of the Company’s fiscal years or other accounting periods selected by the Committee (“Performance Period”) (i) while the outcome for the Performance Period is substantially uncertain and (ii) no more than ninety (90) days after the commencement of the Performance Period to which the performance goal relates or, if less than 90 days, the number of days which is equal to twenty-five percent (25%) of the relevant Performance Period. The performance goals established by the Committee need not be the same for all Covered Employees. Such performance goals shall be based on any of the following business criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations, acquisition expenses and restructuring expenses, as the Committee may determine: sales or revenue, earnings per share, measurable achievement in quality, operation and compliance initiatives, objectively determinable measure of non-financial operating and management performance objectives, net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, dividends and/or other distributions, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, measurable achievement in quality and compliance initiatives, working capital, debt, debt reduction, earnings per share, price per share of stock, market share, completion of acquisitions, business expansion, product diversification and new or expanded market penetration. The foregoingcriteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items;

effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; impairment of tangible or intangible assets; litigation or claim judgments or settlements; non-operating items; acquisition expenses; and effects of assets sales or divestitures. Any such business criterion or combination of such criteria may apply to the Covered Employee’s bonus opportunity in its entirety or to any designed portion or portions of the bonus opportunity, as the Committee may specify.

5.  Bonus Opportunity.  No later than the Determination Date for each year, the Committee shall establish, in writing, the method for computing the amount of compensation that will be payable under the Plan to each Covered Employee in the Plan if the performance goals established by the Committee for such year are attained in whole or in part. Such method shall be stated in terms of an objective formula that precludes discretion to increase the amount of the bonus that would otherwise be payable upon attainment of the performance goals and may be different for each Covered Employee. Notwithstanding anything to the contrary contained herein, the Committee may, however, exercise negative discretion (within the meaning of Treasury Regulation 1.162-27(e)(2)(iii)(A)) with respect to any bonus payable hereunder to reduce any amount that would otherwise be payable hereunder.

6.  Maximum Bonus.  The maximum amount of compensation that may be paid under the Plan to any Covered Employee for any year shall not exceed $8,000,000

7.  Certification of Performance Goals; Payment of Bonus.  As soon as practicable after the close of the Performance Period and prior to the payment of any bonus, the Committee shall review the Company’s performance and certify in writing the extent to which the applicable performance goals have been achieved. Each bonus to the extent earned shall be paid in a single lump sum cash payment, less applicable withholding taxes, as soon as practicable following the Committee’s certification described in the preceding sentence. Payments under this Plan are intended to qualify as short-term deferrals under Code Section 409A and shall be made no later than the date two and one-half (2 1/2) months following the close of the fiscal year in which such bonus was earned; provided, however, that any payment that is delayed due to an unforeseeable event, as described in Treasury Regulation 1.409A-1(b)(4)(ii), shall be paid as soon as practicable. Except as otherwise determined by the Committee, in its sole discretion, a Covered Employee shall not be entitled to payment of a bonus otherwise earned under the Plan if such Covered Employee is not employed by the Company on the payment date for such bonus.

8.  Funding.  The Plan shall be unfunded. The Company shall not be required to segregate any assets to ensure payment of any bonus under the Plan.

9.  Amendment or Termination.  The Company may amend or terminate the Plan at any time or from time to time; provided, however, that no amendment shall cause any performance-based bonus payable under the Plan not to qualify under Code Section 162(m).

10.  Shareholder Approval.  Payment of any bonus under this Plan shall be contingent upon the affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions to the extent counted under applicable state law) approving the Plan. Unless and until such shareholder approval is obtained, no bonus shall be paid pursuant to this Plan. To the extent necessary for purposes of Code Section 162(m), this Plan shall be resubmitted to shareholders for their reapproval with respect to bonuses payable for the taxable years of the Company commencing on and after 5th anniversary of initial shareholder approval.

11.  Effective Date.  The Plan shall be effective on the date that it is adopted by the Board, contingent on approval of the Plan by the Company’s shareholders as set forth in Section 10 above.

12.  Interpretation and Construction.  Any provision of this Plan to the contrary notwithstanding, (a) bonuses under this Plan are intended to qualify as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e) and (b) any provision of the Plan that would prevent any bonus under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of the Plan, nor the selection of any Covered Employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any Covered Employee’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the Covered Employee provides otherwise. All references in the Plan to sections of the Internal Revenue Code or to Treasury Regulations shall be interpreted to include any amendment or successor provisions thereto.

13.  Governing Law.  The terms of this Plan shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the conflict of law principles thereof.

POLYMEDICA
CORPORATION
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
M Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. D D D D D
1. Election of Directors: For Withhold For Withhold For Withhold
02 — Marda J. Hooper’ 03 — Edward A. Burkhardt*
01 — Frank W. LoGerfo, M.D.* 04 - James J. Mahoney, Jr.*
2. To ratify the selection by the Board of Directors of PncewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending March 31,2008.
* Each to serve as Class I Directors of the Company for the ensuing three years.
For Against Abstain
D D D
3. To ratify the adoption of the PolyMedica Corporation Senior Executive Annual Bonus Plan.
For Against Abstain
D D D Hi Non-Voting Items
Change of Address — Please print new address below.
Q Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign your name exactly as it appears on your stock certificate(s), write in the date and return this proxy as soon as possible in the enclosed envelope. If the stock is registered in more than one name, each joint owner should sign. If signing as attorney, executor, trustee, administrator or guardian, please give full title as such. Only authorized officers should sign for corporations.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

PLMD1
T PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T
POLYMEDICA
CORPORATION
Proxy — POLYMEDICA CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, SEPTEMBER 18, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POLYMEDICA CORPORATION
The undersigned, revoking all prior proxies, hereby appoint(s) Keith W. Jones and Devin J. Anderson, and each of them (with full power of substitution), as proxies to represent and vote, as designated herein, all shares of Common Stock of PolyMedica Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Sheraton Colonial Hotel, One Audubon Road, Wakefield, Massachusetts on Tuesday, September 18, 2007, at 9:00 a.m. local time, and at any adjournment thereof.
In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Annual Meeting.
PLEASE FILL IN, DATE, SIGN’AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)